BLUE APRON HOLDINGS, INC.
Pro Forma Consolidated Financial Information
(Unaudited)

On June 9, 2023, Blue Apron Holdings, Inc., a Delaware corporation (together with LLC defined below, the “Company”), completed the previously announced transaction with FreshRealm, Inc, a Delaware corporation (“Buyer” or “FreshRealm”), pursuant to which the Company transferred its production and fulfillment operations to FreshRealm, including, among other things, fulfillment facilities located in Linden, New Jersey, and Richmond, California (the "Facilities"), furnishings and equipment at the Facilities, certain transferred contracts, intellectual property, including certain know-how and related personnel (the “P&F Business”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated June 9, 2023 (the “Closing Date”), by and among the Blue Apron Holdings, Inc., Blue Apron, LLC (the “LLC”) and FreshRealm (the “Divestiture” or “Transaction”). The Company received an amount in cash equal to $28.5 million, less $3.5 million, which was paid to the Company in the form of a seller note (the “Seller Note”), less an amount equal to all vacation time, sick time and other paid time off accrued by relevant team employees (as defined in the Asset Purchase Agreement) in connection with the Transaction (the “Closing Payment”). The Closing Payment is subject to customary purchase price adjustments based on a target amount of inventory as of the closing, and the Company is eligible to receive up to an additional $4.0 million in cash if the Company achieves certain financial and cost-savings milestones.
In connection with the Transaction, on the Closing Date, the Company also entered into (i) a production and fulfillment agreement with an initial term of 10 years, under which FreshRealm will be the exclusive supplier of the Company’s meal kits and under which the Company can earn up to $17.5 million in volume-based rebates in the future on meal kits ordered by customers and new product initiatives to be launched, as well as the achievement of certain financial targets by the Company (the "Rebates"); (ii) subleases for the Company’s Facilities; and (iii) a transition services agreement pursuant to which the Company will be paid to provide certain services to FreshRealm to facilitate the transition of the operations of the P&F Business to FreshRealm through at least September 30, 2023 (collectively, the “Additional Agreements”). On the Closing Date, the Company also issued a warrant to FreshRealm representing 19.9% of the Company’s outstanding common stock, with an exercise price of $0.01 per share (the “Warrant”) and repaid its senior secured notes in full (the “Debt”). The Company also entered into license agreements, under which the Company licensed to FreshRealm certain rights regarding the ability to use the Blue Apron brand in certain potential future retail channels and the right to use certain Blue Apron software.
Explanation of Unaudited Pro Forma Financial Information
The following unaudited pro forma consolidated financial information is based on the historical consolidated financial statements of the Company, including certain pro forma adjustments and has been prepared to illustrate the pro forma effect of the Transaction, the Additional Agreements, the issuance of the Warrant and the repayment of the Debt. The unaudited pro forma consolidated statements of income for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Transaction as if it had occurred as of January 1, 2022. The unaudited pro forma consolidated balance sheet gives effect to the pro forma adjustments necessary to reflect the Transaction as if it had occurred on March 31, 2023.
The information in the “Historical” columns in the unaudited pro forma consolidated statements of income and the unaudited pro forma consolidated balance sheet was derived from the Company’s historical consolidated financial statements for the periods ended and as of the date presented and does not reflect any adjustments related to the Transaction, Additional Agreements, the issuance of the Warrant, or the repayment of the Debt. The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the unaudited consolidated financial statements, the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023.
The information in the “Transaction Accounting Adjustments” columns in the unaudited pro forma consolidated statements of income and the unaudited pro forma consolidated balance sheet reflects additional pro forma adjustments which are further described in the accompanying notes.
Limitations of Unaudited Pro Forma Financial Information
The following pro forma financial statements are based on information currently available, including certain assumptions and estimates that management believes are reasonable based on the information currently available. They are intended for informational purposes only, and do not purport to represent what the Company’s financial position and results of operations actually would have been had the Transaction, Additional Agreements, repayment of Debt and issuance of the Warrant occurred on the dates indicated, or to project the Company’s financial position or results of operations for any future date or period.
This pro forma financial information is not predictive of the future results of operations or financial condition of the Company, as the Company’s future results of operations and financial condition may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

BLUE APRON HOLDINGS, INC.
Pro Forma Consolidated Balance Sheets
As of March 31, 2023
(In thousands, except share and per-share data)
(Unaudited)

		Transaction Accounting Adjustments
	Historical	Divestiture		Other		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,553	$23,558	(a)	$(22,500)	(d)	$32,611
Accounts receivable, net	158	—		—		158
Contingent consideration receivable	—	5,750	(b)	—		5,750
Inventories, net	26,327	(23,500)	(c)	—		2,827
Prepaid expenses and other current assets	14,417	—		—		14,417
Total current assets	72,455	5,808		(22,500)		55,763
Property and equipment, net	54,708	(43,821)	(c)	—		10,887
Operating lease right-of-use assets	30,756	(475)	(c)	—		30,281
Other noncurrent assets	1,778	(457)	(c)	—		1,321
TOTAL ASSETS	$159,697	$(38,945)		$(22,500)		$98,252
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,562	$—		$—		$24,562
Accrued expenses and other current liabilities	21,131	(1,535)	(c)	6,500	(l)	26,096
Current portion of long-term debt	21,938	—		(21,938)	(d)	—
Operating lease liabilities, current	9,275	(156)	(c)	—		9,119
Deferred revenue	19,546	—		—		19,546
Total current liabilities	96,452	(1,691)		(15,438)		79,323
Operating lease liabilities, long-term	21,397	(319)	(c)	—		21,078
Other noncurrent liabilities	7,337	(383)	(c)	—		6,954
TOTAL LIABILITIES	125,186	(2,393)		(15,438)		107,355
STOCKHOLDERS’ EQUITY:
Common stock	7	—		—		7
Additional paid-in capital	828,332	11,354	(e)	—		839,686
Accumulated deficit	(793,828)	(47,906)	(f)	(7,062)	(g)	(848,796)
TOTAL STOCKHOLDERS’ EQUITY	34,511	(36,552)		(7,062)		(9,103)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$159,697	$(38,945)		$(22,500)		$98,252

See accompanying notes.

BLUE APRON HOLDINGS, INC.
Pro Forma Consolidated Statements of Operations
Three Months Ended March 31, 2023
(In thousands, except share and per-share data)
(Unaudited)

		Transaction Accounting Adjustments
	Historical	Divestiture		Other		Pro Forma
Net revenue	$113,080	—		—		$113,080
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	72,613	—		2,890	(j)	75,503
Marketing	14,727	—		—		14,727
Product, technology, general and administrative	35,724	(15,250)	(h)	11,333	(k)	31,807
Depreciation and amortization	4,222	(3,147)	(i)	—		1,075
Total operating expenses	127,286	(18,397)		14,223		123,112
Income (loss) from operations	(14,206)	18,397		(14,223)		(10,032)
Gain (loss) on extinguishment of debt	(1,850)	—		(638)	(d)	(2,488)
Interest income (expense), net	(973)	—		973	(d)	—
Other income (expense), net	—	—		—		—
Income (loss) before income taxes	(17,029)	18,397		(13,888)		(12,520)
Benefit (provision) for income taxes	(7)	—		—	(o)	(7)
Net income (loss)	$(17,036)	$18,397		$(13,888)		$(12,527)

Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.26)					$(0.19)
Diluted	$(0.26)					$(0.19)
Weighted-average shares used to compute net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	66,435,278					66,435,278
Diluted	66,435,278					66,435,278
See accompanying notes.

BLUE APRON HOLDINGS, INC.
Pro Forma Consolidated Statements of Operations
Year Ended December 31, 2022
(In thousands, except share and per-share data)
(Unaudited)

		Transaction Accounting Adjustments
	Historical	Divestiture		Other		Pro Forma
Net revenue	$458,467	—		—		$458,467
Operating expenses:
Cost of goods sold, excluding depreciation and amortization	304,574	—		12,071	(j)	316,645
Marketing	84,118	—		—		84,118
Product, technology, general and administrative	155,101	(61,000)	(h)	43,236	(k)	137,337
Depreciation and amortization	21,862	(17,450)	(i)	—		4,412
Loss on transaction	—	—		47,905	(m)	47,905
Other operating expense	1,530	—		6,500	(l)	8,030
Total operating expenses	567,185	(78,450)		109,712		598,447
Income (loss) from operations	(108,718)	78,450		(109,712)		(139,980)
Gain (loss) on extinguishment of debt	650	—		2,758	(n)	3,408
Interest income (expense), net	(3,664)	—		3,664	(n)	—
Other income (expense), net	2,033	—		(588)	(n)	1,445
Income (loss) before income taxes	(109,699)	78,450		(103,878)		(135,127)
Benefit (provision) for income taxes	(34)	—		—	(o)	(34)
Net income (loss)	$(109,733)	$78,450		$(103,878)		$(135,161)

Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(3.02)					$(3.72)
Diluted	$(3.02)					$(3.72)
Weighted-average shares used to compute net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	36,342,161					36,342,161
Diluted	36,342,161					36,342,161

See accompanying notes.

BLUE APRON HOLDINGS, INC.
Notes to Pro Forma Consolidated Financial Information
(Unaudited)

1. Basis of Presentation
The Transaction does not meet the criteria requiring discontinued operations presentation in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") because it does not represent a strategic shift that will have major effect on the Company’s operations or financial results. The Transaction is considered a disposition of a significant business under Item 2.01 of Form 8-K. As a result, the Company prepared the unaudited pro forma condensed consolidated financial statements included herein, which were prepared in accordance with Article 11 of Regulation S-X and are based on historical financial statements of the Company. The historical consolidated financial statements have been adjusted in the accompanying unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are directly attributable to the Transaction, Additional Agreements, the issuance of the Warrant and the repayment of the debt, and that are factually supportable. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted from this report, as is permitted by such rules and regulations.
Under the SEC rules applicable to the preparation of pro forma financial statements, the following pro forma financial information does not reflect any projected synergies from the Transaction and Additional Agreements.
The consolidated pro forma financial information represents the Company's current best estimate reflecting the Divestiture, Additional Agreements, the issuance of the Warrant and the repayment of the Debt. The final accounting of the Divestiture, including the final values of the assets disposed, the classification of the Warrant, the value of the consideration received and the loss on the transaction, is expected to be completed when the Company files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, and could differ materially from the preliminary allocations used in the pro forma adjustments.
2. Pro Forma Adjustments
a.The adjustment represents the cash proceeds received from the Buyer in connection with the Divestiture under the Asset Purchase Agreement. The Closing payment consists of (i) the Base Purchase Price (as defined in the Asset Purchase Agreement) of $28.5 million less (ii) $3.5 million, which was paid to Blue Apron in the form of a Seller Note (as described below) and less (iii) a PTO Credit (as defined in the Asset Purchase Agreement) of $1.4 million for all vacation time, sick time and other paid time off accrued by former Company employees transferred to FreshRealm in connection with the Transaction. No adjustment has been made to the proceeds to give effect to any potential post-closing adjustments under the terms of the Asset Purchase Agreement.

Base purchase price	$28,500
(-) Seller Note (described above)	(3,500)
(-) PTO Credit (described above)	(1,442)
Pro forma adjustment	$23,558
b.As part of the consideration for the Transaction, at the Closing, and as a security for certain of Blue Apron’s indemnification obligations under the Asset Purchase Agreement, the Buyer issued a Seller Note in the amount of $3.5 million. Under the Seller Note, the Buyer is entitled to set-off any indemnifiable losses pursuant to indemnification claims under the Asset Purchase Agreement against its payment obligations under the Seller Note, which will mature and become payable to Blue Apron on June 9, 2024. The Seller Note has an interest rate of 1.5% per annum, accruing as of the Closing Date. Additionally, under the Asset Purchase Agreement, the Buyer is obligated to pay to Blue Apron an aggregate of up to $4.0 million of additional cash consideration (the "earnout"), including $3.0 million if, as of September 30, 2023, the Company has achieved certain financial and cost-savings milestones and is in compliance in all material respects with its obligation under the Transition Services Agreement, and $1.0 million if the Company has achieved the aforementioned financial and cost-savings milestones and also remains in compliance with its obligation under the Transition Services Agreement as of December 31, 2023. The contingent consideration receivable has been estimated at 50% of the $3.5 million Seller Note and 100% of the additional $4.0 million cash earnout solely for purposes of preparing the pro forma financial information.
c.Pursuant to the Asset Purchase Agreement, at the closing of the Transaction, (i) the Company transferred to the Buyer various assets used in the P&F Business including, among others, certain of the Company’s inventory and consumable supplies, furnishings and equipment at the Facilities (the "Purchased Assets") and (ii) the Buyer assumed certain liabilities, including liabilities relating to the ownership or use of the Purchased Assets.
d.In connection with the Transaction, on the Closing Date, the Company repaid in full its outstanding indebtedness under its senior secured notes. The adjustment reflects the elimination of the principal balance as well as the extinguishment loss for the deferred financing fees remaining.

e.In connection with the execution of the Asset Purchase Agreement, and in consideration for the Transaction, the Company simultaneously issued to the Buyer a warrant (the “Warrant”) to purchase 1,268,574 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an exercise price of $0.01 per share, which represent 19.9% of the Company’s outstanding Class A Common Stock as of the Closing Date. The number of shares of Class A Common Stock underlying the Warrant was determined based on the outstanding Class A Common Stock following the 1-for-12 reverse stock split implemented on June 7, 2023.
f.Adjustment reflects the impact to accumulated deficit from the preliminary net loss on the Transaction.

Transaction net proceeds	$23,558
(+) Contingent consideration receivable	5,750
(-) Assets and liabilities disposed	(65,860)
(-) Warrant issuance	(11,354)
Net loss recognized on Transaction	$(47,906)
g.Adjustment represents estimated deal costs directly attributable to the Transaction, severance costs for committed headcount reductions of remaining Company employees, and the loss on extinguishment of the Debt.
h.Adjustment represents the elimination of Product, technology, general and administrative ("PTG&A") costs relating to the P&F Business.
i.Adjustment represents depreciation eliminated associated with the disposed assets under the Asset Purchase Agreement.
j.Adjustment represents estimated initial pricing for outsourcing of the production and fulfillment of meal kits. The adjustment does not account for any of the potential volume rebates of up to $17.5 million associated with meal kits and new product initiatives expected to be launched in the future under the Production and Fulfillment Agreement or any other potential future cost synergies.
k.Adjustment reflects PTG&A platform fee related to the outsourcing of the meal kit production offset by consulting fee eliminations directly attributable to the P&F Business. PTG&A adjustments also reflect the impact of the committed headcount eliminations for operating the Company as an asset-light business following the Transaction.
l.Adjustment reflects estimated deal costs directly attributable to the Transaction and estimated severance costs for committed headcount eliminations for operating the Company as an asset-light business following the Transaction.

Transaction costs	$4,000
Severance costs	2,500
Pro forma adjustment	$6,500
m.Adjustment reflects the estimated preliminary loss arising from the Transaction. The loss is considered to be nonrecurring in nature. See note f above.
n.Adjustment reflects the elimination of the Company's previous term loan with Blue Torch Finance, LLC in May 2022, the elimination of the associated interest expense and related warrant liability.
o.Estimated loss for tax purposes upon the sale of assets not reflected due to the fact that the Company does not assess the related deferred tax asset's realizability to be more likely than not.